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                            H. F. AHMANSON & COMPANY

                                       TO

                            CITIBANK, N.A., TRUSTEE
                            ________________________

                                   INDENTURE

                           DATED AS OF APRIL 4, 1995
                            ________________________

                             SENIOR DEBT SECURITIES



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                                 EXHIBIT 4.1

                            H. F. AHMANSON & COMPANY

         RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND
                      INDENTURE, DATED AS OF APRIL 4, 1995

     TRUST INDENTURE ACT SECTION                                 INDENTURE SECTION
     Section 310(a)(1) . . . . . . . . . . . . . . . . . . .      609
                (a)(2) . . . . . . . . . . . . . . . . . . .      609
                (a)(3) . . . . . . . . . . . . . . . . . . .      Not Applicable
                (a)(4) . . . . . . . . . . . . . . . . . . .      Not Applicable
                (a)(5) . . . . . . . . . . . . . . . . . . .      609
                (b)  . . . . . . . . . . . . . . . . . . . .      608, 610
                (c)  . . . . . . . . . . . . . . . . . . . .      Not Applicable
     Section 311 . . . . . . . . . . . . . . . . . . . . . .      613
     Section 312(a)  . . . . . . . . . . . . . . . . . . . .      701, 702
                (b)  . . . . . . . . . . . . . . . . . . . .      702
                (c)  . . . . . . . . . . . . . . . . . . . .      702
     Section 313 . . . . . . . . . . . . . . . . . . . . . .      703
     Section 314(a)  . . . . . . . . . . . . . . . . . . . .      704, 1004
                (b)  . . . . . . . . . . . . . . . . . . . .      Not Applicable
                (c)(1) . . . . . . . . . . . . . . . . . . .      102
                (c)(2) . . . . . . . . . . . . . . . . . . .      102
                (c)(3) . . . . . . . . . . . . . . . . . . .      Not Applicable
                (d)  . . . . . . . . . . . . . . . . . . . .      Not Applicable
                (e)  . . . . . . . . . . . . . . . . . . . .      102
     Section 315(a)  . . . . . . . . . . . . . . . . . . . .      601(a), 601(c)
                (b)  . . . . . . . . . . . . . . . . . . . .      602
                (c)  . . . . . . . . . . . . . . . . . . . .      601(b)
                (d)  . . . . . . . . . . . . . . . . . . . .      601(c)
                (d)(1) . . . . . . . . . . . . . . . . . . .      601(a)
                (d)(2) . . . . . . . . . . . . . . . . . . .      601(c)(2)
                (d)(3) . . . . . . . . . . . . . . . . . . .      601(c)(3)
                (e)  . . . . . . . . . . . . . . . . . . . .      514
     Section 316(a)(1)(A)  . . . . . . . . . . . . . . . . .      512
                (a)(1)(B)  . . . . . . . . . . . . . . . . .      513
                (a)(2) . . . . . . . . . . . . . . . . . . .      Not Applicable
                (b)  . . . . . . . . . . . . . . . . . . . .      508
                (c)  . . . . . . . . . . . . . . . . . . . .      104
     Section 317(a)(1) . . . . . . . . . . . . . . . . . . .      503
                (a)(2) . . . . . . . . . . . . . . . . . . .      504
                (b)  . . . . . . . . . . . . . . . . . . . .      1003
     Section 318(a)  . . . . . . . . . . . . . . . . . . . .      107
                (c)  . . . . . . . . . . . . . . . . . . . .      107
     -------

         Note:   This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               Table Of Contents

                                                                                                      Page
                                                                                                      ----
Reconciliation and tie between Trust Indenture Act of 1939
                        and Indenture, dated as of April 4, 1995  . . . . . . . . . . . . . . . .      i

ARTICLE ONE             Definitions and Other Provisions of General Application . . . . . . . . .      1

         Section 101.   Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

         Section 102.   Compliance Certificates and Opinions. . . . . . . . . . . . . . . . . . .      10

         Section 103.   Form of Documents Delivered to Trustee. . . . . . . . . . . . . . . . . .      11

         Section 104.   Acts of Holders; Record Dates.  . . . . . . . . . . . . . . . . . . . . .      11

         Section 105.   Notices, Etc., to Trustee and Company.  . . . . . . . . . . . . . . . . .      14

         Section 106.   Notice to Holders; Waiver.  . . . . . . . . . . . . . . . . . . . . . . .      14

         Section 107.   Conflict with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . .      15

         Section 108.   Effect of Headings and Table of Contents. . . . . . . . . . . . . . . . .      15

         Section 109.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . .      15

         Section 110.   Separability Clause.  . . . . . . . . . . . . . . . . . . . . . . . . . .      15

         Section 111.   Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . .      16

         Section 112.   Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

         Section 113.   Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

ARTICLE TWO             Security Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

         Section 201.   Forms Generally.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

         Section 202.   Form of Legend for Global Securities. . . . . . . . . . . . . . . . . . .      17

         Section 203.   Form of Trustee's Certificate of Authentication.  . . . . . . . . . . . .      17

ARTICLE THREE           The Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

         Section 301.   Amount Unlimited; Issuable in Series. . . . . . . . . . . . . . . . . . .      18

         Section 302.   Denominations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22


         Section 303.    Execution, Authentication, Delivery and Dating. . . . . . . . . . . . . .      22

         Section 304.    Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .      25

         Section 305.    Registration, Registration of Transfer and Exchange.  . . . . . . . . . .      27

         Section 306.    Mutilated, Destroyed, Lost and Stolen Securities or Coupons.  . . . . . .      30

         Section 307.    Payment of Interest; Interest Rights Preserved. . . . . . . . . . . . . .      31

         Section 308.    Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . .      33

         Section 309.    Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34

         Section 310.    Computation of Interest.  . . . . . . . . . . . . . . . . . . . . . . . .      34

         Section 311.    Certificate by a Person Entitled to Delivery of a Bearer Security.  . . .      34

ARTICLE FOUR             Satisfaction and Discharge  . . . . . . . . . . . . . . . . . . . . . . .      35

         Section 401.    Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . . . .      35

         Section 402.    Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . .      36

ARTICLE FIVE             Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36

         Section 501.    Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . .      36

         Section 502.    Acceleration of Maturity; Rescission and Annulment. . . . . . . . . . . .      39

         Section 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.  . . . .      40

         Section 504.    Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . .      40

         Section 505.    Trustee May Enforce Claims Without Possession of Securities.  . . . . . .      41

         Section 506.    Application of Money Collected. . . . . . . . . . . . . . . . . . . . . .      41

         Section 507.    Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . .      42

         Section 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest.     43

         Section 509.    Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . . . .      43

         Section 510.    Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . .      43

         Section 511.    Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . . . . . .      43

         Section 512.    Control by Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . .      44

         Section 513.    Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . .      44

         Section 514.    Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . .      44

         Section 515.    Waiver of Usury, Stay or Extension Laws.  . . . . . . . . . . . . . . . .      45

ARTICLE SIX              The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45

         Section 601.    Certain Duties and Responsibilities.  . . . . . . . . . . . . . . . . . .      45

         Section 602.    Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . .      46

         Section 603.    Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . .      46

         Section 604.    Not Responsible for Recitals or Issuance of Securities. . . . . . . . . .      48

         Section 605.    May Hold Securities or Coupons. . . . . . . . . . . . . . . . . . . . . .      48

         Section 606.    Money Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . .      48

         Section 607.    Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . . . .      48

         Section 608.    Disqualification; Conflicting Interests.  . . . . . . . . . . . . . . . .      49

         Section 609.    Corporate Trustee Required; Eligibility.  . . . . . . . . . . . . . . . .      49

         Section 610.    Resignation and Removal; Appointment of Successor.  . . . . . . . . . . .      50

         Section 611.    Acceptance of Appointment by Successor. . . . . . . . . . . . . . . . . .      51

         Section 612.    Merger, Conversion, Consolidation or Succession to Business.  . . . . . .      53

         Section 613.    Preferential Collection of Claims Against Company.  . . . . . . . . . . .      53

         Section 614.    Appointment of Authenticating Agent.  . . . . . . . . . . . . . . . . . .      53

ARTICLE SEVEN            Holders' Lists and Reports by Trustee and Company . . . . . . . . . . . .      56

         Section 701.    Company to Furnish Trustee Names and Addresses of Holders.  . . . . . . .      56

         Section 702.    Preservation of Information; Communications to Registered Holders.  . . .      56

         Section 703.    Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .      57

         Section 704.    Reports by Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .      57

ARTICLE EIGHT            Consolidation, Merger, Conveyance, Transfer or Lease  . . . . . . . . . .      58

         Section 801.    Company May Consolidate, Etc., Only on Certain Terms. . . . . . . . . . .      58

         Section 802.    Successor Substituted.  . . . . . . . . . . . . . . . . . . . . . . . . .      59

ARTICLE NINE             Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . .      60

         Section 901.    Supplemental Indentures Without Consent of Holders. . . . . . . . . . . .      60

         Section 902.    Supplemental Indentures with Consent of Holders.  . . . . . . . . . . . .      61

         Section 903.    Execution of Supplemental Indentures. . . . . . . . . . . . . . . . . . .      62

         Section 904.    Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . .      62

         Section 905.    Conformity with Trust Indenture Act.  . . . . . . . . . . . . . . . . . .      63

         Section 906.    Reference in Securities to Supplemental Indentures. . . . . . . . . . . .      63

ARTICLE TEN              Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      63

         Section 1001.   Payment of Principal Premium and Interest.  . . . . . . . . . . . . . . .      63

         Section 1002.   Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . .      63

         Section 1003.   Money for Securities Payments to Be Held in Trust.  . . . . . . . . . . .      65

         Section 1004.   Statement by Officers as to Default.  . . . . . . . . . . . . . . . . . .      66

         Section 1005.   Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      66

         Section 1006.   Maintenance of Properties.  . . . . . . . . . . . . . . . . . . . . . . .      67

         Section 1007.   Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . .      67

         Section 1008.   Restrictions on Sale or Pledge of Stock of Home Savings.  . . . . . . . .      67

         Section 1009.    Waiver of Certain Covenants.  . . . . . . . . . . . . . . . . . . . . . .      68

ARTICLE ELEVEN            Redemption of Securities  . . . . . . . . . . . . . . . . . . . . . . . .      69

         Section 1101.    Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . .      69

         Section 1102.    Election to Redeem; Notice to Trustee.  . . . . . . . . . . . . . . . . .      69

         Section 1103.    Selection by Trustee of Securities to Be Redeemed.  . . . . . . . . . . .      69

         Section 1104.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . .      70

         Section 1105.    Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . .      71

         Section 1106.    Securities Payable on Redemption Date.  . . . . . . . . . . . . . . . . .      71

         Section 1107.    Securities Redeemed in Part.  . . . . . . . . . . . . . . . . . . . . . .      72

ARTICLE TWELVE            Sinking Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      72

         Section 1201.    Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . .      72

         Section 1202.    Satisfaction of Sinking Fund Payments with Securities.  . . . . . . . . .      73

         Section 1203.    Redemption of Securities for Sinking Fund.  . . . . . . . . . . . . . . .      73

ARTICLE THIRTEEN          Defeasance and Covenant Defeasance  . . . . . . . . . . . . . . . . . . .      74

         Section 1301.    Company's Option to Effect Defeasance or Covenant Defeasance. . . . . . .      74

         Section 1302.    Defeasance and Discharge. . . . . . . . . . . . . . . . . . . . . . . . .      74

         Section 1303.    Covenant Defeasance.  . . . . . . . . . . . . . . . . . . . . . . . . . .      75

         Section 1304.    Conditions to Defeasance or Covenant Defeasance.  . . . . . . . . . . . .      75

         Section 1305.    Deposited Money and U.S. Government Obligations to be Held in Trust;
                          Other Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . .      77

         Section 1306.    Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      78

ARTICLE FOURTEEN          Meetings of Holders of Securities . . . . . . . . . . . . . . . . . . . .      78

         Section 1401.    Purposes for Which Meetings May Be Called.  . . . . . . . . . . . . . . .      78

         Section 1402.    Call, Notice and Place of Meetings. . . . . . . . . . . . . . . . . . . .      79

         Section 1403.    Persons Entitled to Vote at Meetings. . . . . . . . . . . . . . . . . . .      79

         Section 1404.    Quorum; Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80

         Section 1405.    Determination of Voting Rights; Conduct and Adjournment of Meetings.  . .      80

                 THIS INDENTURE, dated as of April 4, 1995, is between H. F. AHMANSON & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 4900 Rivergrade Road, Irwindale, California 91706, and Citibank, N.A., a national banking association duly incorporated and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

                 The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debt securities, unlimited as to principal amount, to bear such rates of interest, if any, to mature at such time or times (herein called the "Securities"), to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

                 All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of the applicable series thereof, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 101.   Definitions.

                 For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

                 (4) unless the context otherwise requires, the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture; and

                 (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 "Act," when used with respect to any Holder, has the meaning specified in Section 104.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

                 "Authorized Newspaper" means a newspaper in the English language or, at the option of the Company, in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community at such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers meeting the foregoing requirements and in each case on any Business Day.

                 "Bearer Security" means any Security, in the form (to the extent applicable thereto) established pursuant to Section 201, which is payable to the bearer.

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment, or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to close.

                 "Cedel S.A." means Centrale de Livraison de Valeurs Mobilieres S.A.

                 "Closing Price" for any day means the last reported sale price of the Common Stock regular way on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If the Common Stock is not listed or admitted to trading on any national securities exchange, quoted on such National Market System or listed in any list of bid and asked prices in the over-the-counter market, "Closing Price" shall mean the fair market value of the Common Stock as determined in good faith by the Board of Directors.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                 "Corporate Trust Office" means the office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 120 Wall Street, 13th Floor, New York, New York 10043, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the principal office or agency of the Trustee in the City of New York at which, at any particular time, its corporate agency business shall be conducted, which office or agency on the date of execution of this Indenture is located at 111 Wall Street, 5th Floor, New York, New York 10043.

                 "corporation" means a corporation, association, company, joint stock company or business trust.

                 "coupon" means any interest coupon of a Bearer Security.

                 "Covenant Defeasance" has the meaning specified in
Section 1303.

                 "Defaulted Interest" has the meaning specified in Section 307.

                 "Defeasance" has the meaning specified in Section 1302.

                 "Defeasible Series" has the meaning specified in Section 1301.

                 "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

                 "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                 "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

                 "Euro-clear" means the operator of the Euro-clear System.

                 "Event of Default" has the meaning specified in Section 501.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.

                 "Exchange Rate" shall have the meaning specified as contemplated in Section 301.

                 "Exchange Rate Agent" shall have the meaning specified as contemplated in Section 301.

                 "Exchange Rate Officer's Certificate", with respect to any date for the payment of principal of (and premium, if any) and interest on any series of Securities, means a certificate setting forth the applicable Exchange Rate and the amounts payable in Dollars and Foreign Currencies in respect of the principal of (and premium, if any) and interest on Securities denominated in ECU, any other composite currency or Foreign Currency, and signed by the Chairman of the Board, the Vice-Chairman of the Board, the President, the Treasurer or any Assistant Treasurer of the Company or the Exchange Rate Agent appointed pursuant to Section 301 and delivered to the Trustee.

                 "Foreign Currency" means a currency issued by the government of any country other than the United States.

                 "Global Exchange Agent" has the meaning specified in
Section 304.

                 "Global Exchange Date" has the meaning specified in
Section 304.

                 "Global Security" means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

                 "Holder" means, in the case or any Registered Security, a Person in whose name a Security is registered in the Security Register and, in the case of any Bearer Security, the bearer thereof and, when used with respect to any coupon, the bearer thereof.

                 "Home Savings" means Home Savings of America, FSB and its successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise), but such term does not include any Subsidiary of Home Savings.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of a particular series of Securities established as contemplated by Section 301.

                 "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

                 "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

                 "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company.

                 "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502.

                 "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                 (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                 (3) Securities as to which Defeasance has been effected pursuant to Section 1302; and

                 (4) Securities that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 301 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in Clause (A) above) of such Security, and (C) Securities owned by the Company or any other obligor upon the Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Subsidiary of the Company or of such other obligor.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

                 "Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, and any other terms specified as contemplated by
Section 3.01 with respect thereto, are to be determined by the Company, or one or more of the Company's agents designated in an Officer's Certificate, upon the issuance of such Securities.

                 "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                 "Registered Security" means any Security in the form (to the extent applicable thereto) established pursuant to Section 201, which is registered on the books of the Security Registrar.

                 "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

                 "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                 "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

                 "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                 "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

                 "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                 "Trading Day" means, with respect to the Common Stock, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the exchange or market on which the Common Stock is traded.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean each Trustee with respect to Securities of that series.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                 "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.

                 "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

                 "U.S. Government Obligations" has the meaning specified in Section 1304.

                 "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

Section 102.   Compliance Certificates and Opinions.

                 Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                 (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.   Form of Documents Delivered to Trustee.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.   Acts of Holders; Record Dates.

                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Securities of a series are issuable in whole or in part as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                 The principal amount, serial number and ownership of Registered Securities shall be proved by the Security Register.

                 The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as Depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that as of the date therein mentioned such Person had on deposit with such Depositary, or exhibited to it, the Bearer Securities in the amount and with the serial numbers therein described, or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee of the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to the Trustee by some other Person, (3) such Bearer

Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.

                 The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner that the Trustee deems sufficient, and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 104.

                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                 The Company may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Outstanding Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date.

                 Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of whom may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Section 105.   Notices, Etc., to Trustee and Company.

                 Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention:  Corporate Trust Administration, or

                 (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 106.   Notice to Holders; Waiver.

                 Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in the City of New York and in such other city or cities as may be specified in the Securities on at least two Business Days, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impractical to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

                 Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 107.   Conflict with Trust Indenture Act.

                 If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.   Effect of Headings and Table of Contents.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.   Successors and Assigns.

                 All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.   Separability Clause.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.   Benefits of Indenture.

                 Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (including any Paying Agent or Authenticating Agent appointed pursuant to Section 614), other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.   Governing Law.

                 This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York, but without regard to principles of conflicts of laws.

Section 113.   Legal Holidays.

                 In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment (or the City in which the Corporate Trust Office of the Trustee is located), then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series that specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (provided such Business Day is a Business Day in the City in which the Corporate Trust Office of the Trustee is located) with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date, or at the Stated Maturity; provided, however, that no interest shall accrue on the unpaid interest segment for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as the case may be.

                                  ARTICLE TWO

                                 SECURITY FORMS

Section 201.   Forms Generally.

                 The Registered Securities, if any, and the Bearer Securities and related coupons, if any, of each series shall be in substantially the form (including temporary or permanent global form) as shall be established in or pursuant to a Board Resolution, Officers' Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their signatures on the Securities or coupons. If the form of Securities of any series or coupons (including any such Global Security) is established by action taken pursuant to a Board Resolution or an Officer's Certificate, a copy of an appropriate record of such action shall be delivered to the Trustee (and in the case of action taken pursuant to a Board Resolution, certified by the Secretary or an Assistant Secretary of the Corporation) at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities or coupons.

                 Unless otherwise specified in accordance with Section 301, Bearer Securities shall have coupons attached.

                 The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                 Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

Section 202.   Form of Legend for Global Securities.

                 Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Section 203.   Form of Trustee's Certificate of Authentication.

                 The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              Citibank, N.A. As Trustee


                              By  _________________________________________
                                               Authorized Officer



                                 ARTICLE THREE

                                 THE SECURITIES

Section 301.   Amount Unlimited; Issuable in Series.

                 The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

                 The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to
Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                 (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

                 (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities that, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

                 (3) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the manner in which, and the person to whom, any interest on any Bearer Securities of the series shall be payable, if otherwise then upon presentation and surrender of the coupons appertaining thereto as they severally mature;

                 (4) the date or dates on which the principal of the Securities of the series is payable;

                 (5) the rate or rates at which the Securities of that series shall bear interest, if any, or the manner of determining the same, the date or dates from which such interest shall accrue, or the manner of determining the same, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest shall be payable on any Interest Payment Date, and the basis upon which interest shall be calculated if other than that of a year of twelve 30-day months;

                 (6) the place or places where, subject to the provisions of Section 1002, the principal of (and premium, if any) and interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and where notices to Holders pursuant to Section 106 will be published;

                 (7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

                 (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

                 (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable, if other than Dollars, and the Exchange Rate and Exchange Rate Agent;

                 (11) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined and any special voting or defeasance provisions in connection thereto;

                 (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

                 (13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

                 (14) if applicable, that the Securities of the series shall be defeasible as provided in Article Thirteen;

                 (15) whether Securities of the series shall be issuable as Registered Securities or Bearer Securities, and whether the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries and Global Exchange Agent for such Global Security or Global Securities and any circumstances other than those set forth in
         Section 305 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

                 (16) if the Company will pay any additional amounts on any of the Securities and coupons, if any, of the series to any Holder who is a United States Alien (including any modification in the definition of such term), in respect of any tax, assessment or governmental charge withheld or deducted, under what circumstances and with what procedures and documentation the Company will pay such additional amounts, whether such additional amounts will be treated as interest or principal pursuant to this Indenture, and whether the Company will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);

                 (17) the inclusion of any additional Events of Default or variations from the Events of Default set forth in Section 501 for the Securities of the series;

                 (18) the applicability or non-applicability of Section 1008, or any variations in Section 1008, or the applicability of any additional restrictive covenants; and

                 (19) if payments of principal of (and premium, if any) or interest on the Securities of the series are to be made in a Foreign Currency other than the currency in which such Securities are denominated, the manner in which the Exchange Rate with respect to such payments shall be determined or if the Exchange Rate is to be determined otherwise than as provided in Section 101;

                 (20) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions; and

                 (21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

                 All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

                 If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series. With respect to Securities of a series subject to a Periodic Offering, such Board Resolutions or Officers' Certificate may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company, or one or more of the Company's agents designated in an Officers' Certificate, in accordance with the Company Order as contemplated by the first proviso of the third paragraph of Section 303.

Section 302.   Denominations.

                 The Securities of each series shall be issuable only in the form and in such denominations as shall be specified as contemplated by Section
301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 303.   Execution, Authentication, Delivery and Dating.

                 The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                 Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series together with any coupons relating thereto executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the rate or rates of interest, if any, the Stated Maturity or Maturities, the original issue date or dates, the redemption provision, if any, and any other terms of Securities of such series shall be determined by a Company Order or pursuant to such procedures and (d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company, or the Company's duly authorized agent or agents designated in an Officers' Certificate, which oral instructions shall be promptly confirmed in writing; and provided, further, that, in connection with its original issuance, no Bearer Security or coupon shall be mailed or otherwise delivered (i) to any person who is not a United States Alien or to any location in the United States, (ii) unless the Company shall have received such certificates required by Section 311 or Section 301 hereof, and (iii) unless the Company has no reason to know that such certificates are false.

                 If the form or terms of the Securities of the series and any related coupons have been established in or pursuant to one or more Board Resolutions or Officers' Certificates as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

                 (1) if the forms of such Securities and any coupons has been established by or pursuant to a Board Resolution or Officers' Certificate as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

                 (2) if the terms of such Securities and any coupons have been established by or pursuant to a Board Resolution or Officers' Certificate as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

                 (3) that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

                 With respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and the Opinion of Counsel above may state:

                          (x) that the forms of such Securities have been, and
                 the terms of such Securities (when established in accordance with such procedures as may be specified from time to time in a Company Order, all as contemplated by and in accordance with a Board Resolution or an Officers' Certificate pursuant to
                 Section 301, as the case may be) will have been duly authorized by the Company and established in conformity with the provisions of this Indenture; and

                          (y) that such Securities, together with the coupons,
                 if any, appertaining thereto, when (1) executed by the Company, (2) completed, authenticated and delivered by the Trustee in accordance with this Indenture, and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to customary exceptions.

                 With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof, and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Section 201 and 301 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until it has received written notification that such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

                 Notwithstanding the provisions of Section 301 and of the preceding four paragraphs, if all Securities of a series are subject to a Periodic Offering, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 at or prior to the time of authentication of each Security of such series if such Officer's Certificate is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

                 Each Registered Security shall be dated the date of its authentication. Unless otherwise specified in Section 301, each Bearer Security (including a Bearer Security represented by a temporary Global Security) shall be dated as of the date of original issuance of the first Security of such series to be issued.

                 No Security or coupon attached thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as otherwise permitted by this Indenture, the Trustee shall not authenticate and deliver any Bearer Security unless all pertinent coupons for interest then matured have been detached and cancelled. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.   Temporary Securities.

                 Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

                 Every temporary Security shall be executed by the Company and authenticated by the Trustee and registered by the Security Registrar, upon the same conditions, and with like effect, as a definitive Security.

                 Except in the case of Securities represented by a temporary Global Security (which shall be exchanged in accordance with the provisions of the three succeeding paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series (accompanied by any unmatured coupons appertaining thereto) at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, except that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

                 Unless otherwise specified as contemplated by Section 301, if Bearer Securities of any series are represented by a temporary Global Security, any such temporary Global Security shall be delivered to the Depositary for the benefit of Euro-clear and Cedel S.A., for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

                 Without unnecessary delay but in any event not later than the date specified in or determined pursuant to the terms of any such temporary Global Security (the "Exchange Date"), the Company shall deliver to the Trustee permanent Securities of the same series, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for permanent Securities of the same series and of like tenor without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The permanent Securities to be delivered in exchange for any such temporary Global Security shall be in definitive bearer form or registered from, or shall be represented by a permanent Global Security, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof.

                 Unless otherwise specified in any such temporary Global Security, the interest of a beneficial owner of Securities of a series represented by such temporary Global Security shall be exchanged for permanent Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euro-clear or Cedel S.A., as the case may be, to request such exchange on his behalf and delivers to Euro-clear or Cedel S.A., as the case may be, any certificates specified as contemplated by Sections 301 and 311. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a person receiving permanent Securities must bear the cost of insurance, postage, transportation and the like in the event that such person does not take delivery of such permanent Securities in person at the offices of Euro-clear or Cedel S.A.

                 Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as permanent Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security representing a series of Bearer Securities on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euro-clear and Cedel S.A. on such Interest Payment Date, upon delivery by Euro-clear and Cedel S.A. to the Trustee of any certificate specified as contemplated by Section 301, for credit without further interest on or after such Interest Payment Date to the respective accounts of the persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euro-clear or Cedel S.A., as the case may be, any certificate specified as contemplated by Sections 301 and 311.

Section 305.   Registration, Registration of Transfer and Exchange.

                 The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                 Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

                 At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

                 All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                 Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

                 The Company shall not be required (1) to issue, register the transfer of or exchange Securities of any series to be redeemed or exchanged during a period beginning at the opening of business 15 days before the day of the mailing or publishing, as applicable, of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, (2) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or
(3) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, provided that such Bearer Security shall be simultaneously surrendered for redemption.

                 At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denomination or denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by a payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that except as otherwise provided in this Indenture, interest represented by coupons shall be payable only upon presentation and surrender of such coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

                 Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (1) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be a clearing agency registered under the Exchange Act, (2) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, (3) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security or (4) there shall exist such other circumstances, if any, as have been specified for this purpose as contemplated by Section 301.
Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed, and no transfer thereof other than such a transfer may be registered.

                 If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for a Global Security ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when such Depositary is required to be so registered in order to act as a Depositary, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Issuer within 90 days after the Company receives such notice or becomes aware of such condition, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities, shall authenticate and deliver Debt Securities in definitive registered form in an aggregate principal amount of the Global Security in exchange for such Global Security.

                 Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated, registered and delivered in the form of, and shall be, a Global Security.

                 Notwithstanding anything herein to the contrary, the exchange of Bearer Securities into Registered Securities shall be subject to applicable laws and regulations in effect at the time of exchange. Neither the Company, the Trustee nor the Security Registrar shall exchange any Bearer Securities into Registered Securities if it has received an Opinion of Counsel that as a result of such exchanges the Company would suffer adverse consequences under the United States Federal income tax laws and regulations then in effect and the Company has delivered to the Trustee a Company Order directing the Trustee not to make such exchanges thereafter, unless and until the Trustee receives a subsequent Company Order to the contrary. The Company shall deliver copies of such Company Order to the Security Registrar.

Section 306.   Mutilated, Destroyed, Lost and Stolen Securities or Coupons.

                 If any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security (and mutilated coupon, if applicable), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, however, that the interest on any Bearer Security shall be payable only at an office or agency located outside the United States and only upon presentation and surrender of the coupons appertaining thereto (unless otherwise specified as contemplated by Section 301).

                 Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) connected therewith.

                 Every new Security of any series issued pursuant to this
Section in lieu of any mutilated, destroyed, lost or stolen Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 307.   Payment of Interest; Interest Rights Preserved.

                 Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                 In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

                 Any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.   Persons Deemed Owners.

                 Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of and any premium and (except as contemplated by Section 301(3) and subject to Section 307) any interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all purposes whatsoever, whether or not such Bearer Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be effected by notice to the contrary.

                 None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 309.  Cancellation.

                 Unless otherwise provided with respect to a series of Securities, all Securities or coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and all Registered Securities and matured coupons so delivered shall be promptly cancelled by it. All Bearer Securities and unmatured coupons so delivered shall be held by the Trustee and, upon instruction by a Company Order, shall be cancelled or held for reissuance. Bearer Securities and unmatured coupons held for reissuance may be reissued only in replacement of mutilated, lost, stolen or destroyed Bearer Securities of the same series and like tenor or the related coupon, pursuant to Section
306. All Bearer Securities and unmatured coupons held by the Trustee pending such cancellation or reissuance shall be deemed to be delivered for cancellation for all purposes of this Indenture and the Securities. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder that the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

Section 310.   Computation of Interest.

                 Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.   Certificate by a Person Entitled to Delivery of a Bearer
               Security.

                 Whenever any provision of this Indenture contemplates that a Person shall be entitled to delivery of a Bearer Security, no delivery of such Bearer Security shall be made unless and until the Company shall have received certification substantially in the form of Exhibit A-1 and, if applicable, Exhibit A-2 and Exhibit B hereto, with only such changes as shall be approved by the Company then consented to by the Trustee whose consent shall not be unreasonably withheld, and any additional certification as may be required pursuant to United States Department of Treasury regulations.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

Section 401.   Satisfaction and Discharge of Indenture.

                 This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                 (1)      either

                 (A) all Securities theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, (ii) Securities and coupons, if any, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003, (iii) coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in this Indenture, and (iv) coupons, if any, appertaining to the Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived and provided in this Indenture) have been delivered to the Trustee for cancellation; or

                 (B) all such Securities not theretofore delivered to the Trustee for cancellation

                             (i)    have become due and payable, or

                            (ii) will become due and payable at their Stated Maturity within one year, or

                           (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trustee funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402.   Application of Trust Money.

                 Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

Section 501.   Events of Default.

                 "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

                 (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

                 (3) default in the payment of any sinking fund payment, when and as due by the terms of a Security of that series; or

                 (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or Home Savings (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or Home Savings (including this Indenture) having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 35 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or
         (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                (7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

                (8) any other Event of Default or variations in the foregoing Events of Default provided with respect to Securities of that series.

Section 502.   Acceleration of Maturity; Rescission and Annulment.

                 If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

                 At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A) all overdue interest on all Securities of that series,

                          (B) the principal of (and premium, if any, on) any Securities of that series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

                          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                          (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.   Collection of Indebtedness and Suits for Enforcement by Trustee.

                 The Company covenants that if

                 (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.   Trustee May File Proofs of Claim.

                 In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                 No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder of a Security or coupon thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

Section 505.   Trustee May Enforce Claims Without Possession of Securities.

                 All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and any coupons in respect of which such judgment has been recovered.

Section 506.   Application of Money Collected.

                 Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
         Section 607; and

                 SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities and interest evidenced by coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons first for any premium and interest, and second, for any principal, respectively.

                 The Holders of each series of Securities denominated in ECU, any other composite currency or a Foreign Currency and any matured coupons relating thereto shall be entitled to receive a ratable portion of the amount determined by the Exchange Rate Agent by converting the principal amount Outstanding of such series of Securities and matured but unpaid interest on such series of Securities in the currency in which such series of Securities is denominated into Dollars at the Exchange Rate as of the date of declaration of acceleration of Maturity of the Securities.

Section 507.   Limitation on Suits.

                 No Holder of any Security of any series or related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request in such amount as shall be reasonably acceptable to the Trustee;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                 Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (except as contemplated by Section 301(3) and subject to Section 307) interest on such Security or payment of such coupon on the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.   Restoration of Rights and Remedies.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.   Rights and Remedies Cumulative.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.   Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any Holder of any Securities or coupons to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.   Control by Holders.

                 The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                 (2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 513.   Waiver of Past Defaults.

                 The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series and any related coupons, waive any past default hereunder with respect to such series and its consequences, except a default

                 (1) in the payment of the principal of or any premium or interest on any Security of such series, or

                 (2) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.   Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the

Trust Indenture Act; provided, however, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or the Company.

Section 515.   Waiver of Usury, Stay or Extension Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

Section 601.   Certain Duties and Responsibilities.

                 (a)      Except during the continuance of an Event of Default,

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 602.   Notice of Defaults.

                 The Trustee shall give notice of any default known to the Trustee with respect to the Securities of any series when, as and to the extent provided by the Trust Indenture Act and in the manner provided by Section 106 hereof; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the default is known to the Trustee. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603.   Certain Rights of Trustee.

                 Subject to the provisions of Section 601:

                 (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                 (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                 (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney upon reasonable advance written notice and during regular business hours; and

                 (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 604.   Not Responsible for Recitals or Issuance of Securities.

                 The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.   May Hold Securities or Coupons.

                 The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.   Money Held in Trust.

                 Money held by the Trustee, or by any Paying Agent (other than the Company if the Company shall act as Paying Agent), in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607.   Compensation and Reimbursement.

                 The Company agrees

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities or any coupons.

Section 608.   Disqualification; Conflicting Interests.

                 If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture and the Company shall take prompt action to have a successor Trustee appointed in the manner provided herein. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to the last paragraph of Section 310(b) of the Trust Indenture Act or any equivalent successor provision.

Section 609.   Corporate Trustee Required; Eligibility.

                 There shall at all times be one or more Trustees hereunder with respect to the Securities of each series, at least one of which shall be a Person that (i) is eligible pursuant to the Trust Indenture Act to act as such,
(ii) has a combined capital and surplus of at least $50,000,000, (iii) is subject to supervision or examination by federal, state or District of Columbia authority, and (iv) has a Corporate Trust Office in the City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.   Resignation and Removal; Appointment of Successor.

                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

                 The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

                 If at any time:

                 (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                 (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

                 If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of

Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any Series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any Series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section
106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611.   Acceptance of Appointment by Successor.

                 In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                 Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to herein.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.   Merger, Conversion, Consolidation or Succession to Business.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In the event any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 613.   Preferential Collection of Claims Against Company.

                 If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614.   Appointment of Authenticating Agent.

                 The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities or coupons that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or any related coupons issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities or coupons so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities or coupons by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                 The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

                 If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon an alternative certificate of authentication in the following form:

                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             Citibank, N.A. As Trustee


                       By:      ________________________________________________
                                As Authenticating Agent


                       By:      ________________________________________________
                                Authorized Officer



                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.   Company to Furnish Trustee Names and Addresses of Holders.

                 The Company will furnish or cause to be furnished to the Trustee

                 (1) semi-annually, not later than April 1 and October 1 in each year, a list for each series of Registered Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of the preceding March 15 or September 15, as the case may be, and

                 (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar such list shall not be required to be furnished.

Section 702.   Preservation of Information; Communications to Registered
               Holders.

                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Registered Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                 The rights of the Registered Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

                 Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703.   Reports by Trustee.

                 The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than October 1 in each calendar year, commencing in 1995 and shall be dated as of a date no more than two months prior to the date the report is transmitted to Holders.

                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 704.   Reports by Company.

                 The Company shall:

                 (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                 (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.   Company May Consolidate, Etc., Only on Certain Terms.

                 The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                 (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                 (2) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

                 (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

                 (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802.   Successor Substituted.

                 Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

Section 901.   Supplemental Indentures Without Consent of Holders.

                 Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                 (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                 (3)      to add any additional Events of Default; or

                 (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations, or to permit or facilitate the issuance of Securities in uncertificated form; or

                 (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

                 (6) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

                 (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

                 (8) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that such action pursuant to this clause (8) shall not adversely affect the interests of the Holders of Securities of any series (except a series consenting pursuant to Section 902) in any material respect.

Section 902.   Supplemental Indentures with Consent of Holders.

                 With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the coin or currency in which any Security or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment or delivery on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                 (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (3)      modify any of the provisions of this Section,
         Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the "Trustee" and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(7).

                 A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.   Execution of Supplemental Indentures.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 904.   Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.   Conformity with Trust Indenture Act.

                 Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 906.   Reference in Securities to Supplemental Indentures.

                 Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                  ARTICLE TEN

                                   COVENANTS

Section 1001.   Payment of Principal Premium and Interest.

                 The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture; provided however that amounts properly withheld under the Internal Revenue Code of 1986, as amended, by any Person from a payment to any Holder of Securities, after having requested such Holder to provide applicable information that would allow such Person to make such payment without withholding, shall be considered as having been paid by the Company to such Holder for purposes of this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. At the Company's option, payments of principal or interest may be made by check or by transfer to an account maintained by the payee subject, in the case of Bearer Securities, to the provisions of Section 1002.

Section 1002.   Maintenance of Office or Agency.

                 The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where

Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws and regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Securities of such series and the related coupons may be presented and surrendered for payment; provided, however, that if the Securities of such series are listed on The International (London) Stock Exchange or any other stock exchange located outside the United States and said stock exchange shall so require, the Company may maintain a Paying Agent in London or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the address of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the place specified for that purpose as contemplated by Section 301 or, if no such place is specified, at Citibank House, 336 Strand, London WC2R 1HB, England, the main office of the Trustee in London, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

                 No payment of principal or interest on Bearer Securities shall be made at any office or agency of the Company in the United States, by check mailed to any address in the United States, by transfer to an account located in the United States or upon presentation or surrender in the United States of a Bearer Security or coupon for payment, even if the payment would be credited to an account located outside of the United States; provided, however, that if the Securities of a series are denominated and payable in Dollars, payment of principal of and any interest on any such Bearer Security shall be made at the Office of the Company's paying agent in the Borough of Manhattan, the City of New York, if (but only if) payment in Dollars of the full amount of such principal, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for such purpose by the Company in accordance with its Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003.    Money for Securities Payments to Be Held in Trust.

                 If the Company shall at any time act as its own Paying Agent with respect to any series of Securities and any coupons appertaining thereto, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents for any series of Securities and any coupons appertaining thereto, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                 The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and
(2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the

Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or coupon shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004.   Statement by Officers as to Default.

                 The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The statement to be furnished pursuant to this Section shall be made in compliance with Section 102.

Section 1005.   Existence.

                 Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1006.   Maintenance of Properties.

                 The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 1007.   Payment of Taxes and Other Claims.

                 The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and
(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1008.   Restrictions on Sale or Pledge of Stock of Home Savings.

                 The Company (a) shall not (i) sell, transfer or otherwise dispose of any shares of Voting Stock of Home Savings or (ii) permit Home Savings to issue, sell or otherwise dispose of shares of its Voting Stock unless in either case Home Savings remains a Controlled Subsidiary, and (b) shall not permit Home Savings to (i) merge or consolidate unless the surviving entity is the Company or a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety to any Person, except to the Company or a Controlled Subsidiary. "Controlled Subsidiary" means any Person at least 80% of the outstanding shares of Voting Stock (except for directors' qualifying shares) of which is at the time owned directly or indirectly by the Company.

                 The Company shall not create, assume, incur or suffer to exist, as security for indebtedness for borrowed money, any mortgage, pledge, encumbrance, lien or charge of any kind upon the Voting Stock of Home Savings (other than directors' qualifying shares) without effectively providing that the Securities shall be secured equally and ratably with (or prior to) such indebtedness; provided, however, that the Company may create, assume, incur or suffer to exist any such mortgage, pledge, encumbrance, lien or charge without regard to the foregoing provisions so long as after giving effect thereto the Company will own directly or indirectly at least 80% of the Voting Stock of Home Savings then issued and outstanding, free and clear of any such mortgage, pledge, encumbrance, lien or charge. For the purposes of this Section 1008, the term "Voting Stock" of any Person shall mean stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

                 Notwithstanding the foregoing, the Company may avoid the restrictions described in the previous two paragraphs if prior to any such transaction Home Savings shall have unconditionally guaranteed payment when due of the principal or premium, if any, and interest on the Securities, Home Savings shall have obtained all regulatory approvals, if any, required to permit the guarantee of the Securities, and the Company shall have delivered to the Trustee an Opinion of Counsel stating that the guarantee of the Securities by Home Savings has been duly authorized, executed and delivered and constitutes a valid, legally binding and enforceable obligation of Home Savings.

Section 1009.   Waiver of Certain Covenants.

                 The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1001 to 1003 and 1005 to 1008, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

Section 1101.   Applicability of Article.

                 Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102.   Election to Redeem; Notice to Trustee.

                 The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

Section 1103.   Selection by Trustee of Securities to Be Redeemed.

                 If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

                 The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

Section 1104.   Notice of Redemption.

                 Notice of redemption shall be given in the manner provided in
Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. Failure by the Company to give such notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Securities or portion thereof.

                 Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives the notice.

                 All notices of redemption shall state:

                 (1)      the Redemption Date,

                 (2)      the Redemption Price,

                 (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

                 (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

                 (5) the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price,

                 (6) that the redemption is from a sinking fund, if such is the case, and

                 (7)      the CUSIP numbers of the Securities to be redeemed.

                 Any notice of redemption published in accordance with Section 106 shall not be required to identify the serial numbers of the Registered Security to be redeemed.

                 Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 1105.   Deposit of Redemption Price.

                On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities that are to be redeemed on that date.

Section 1106.   Securities Payable on Redemption Date.

                 Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except as otherwise provided herein, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto, maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and provided, further, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                 If any Bearer Security surrendered for redemption shall not be accompanied by all pertinent coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there may be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of those coupons.

                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107.   Securities Redeemed in Part.

                 Any Registered Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Registered Security without service charge, a new Registered Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                                 SINKING FUNDS

Section 1201.   Applicability of Article.

                 The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

                 The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1202.   Satisfaction of Sinking Fund Payments with Securities.

                 The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of Bearer Securities with all unmatured coupons appertaining thereto, and (2) may apply as a credit Securities of a series that have been either (x) redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities or (y) previously delivered to the Trustee and cancelled without reissuance pursuant to Section 309, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203.   Redemption of Securities for Sinking Fund.

                 Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.   Company's Option to Effect Defeasance or Covenant Defeasance.

                 The Company may elect, at its option by Board Resolution at any time, to have either Section 1302 or Section 1303 applied to the Outstanding Securities of any series designated pursuant to Section 301 as being defeasible pursuant to this Article Thirteen (hereinafter called a "Defeasible Series"), upon compliance with the conditions set forth below in this Article Thirteen.

Section 1302.   Defeasance and Discharge.

                 Upon the Company's exercise of the option provided in Section 1301 to have this Section 1302 applied to the Outstanding Securities of any Defeasible Series, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in
Section 1304 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and any related coupons and to have satisfied all its other obligations under the Securities of such series, and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Securities of such series to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities of such series when payments are due, (2) the Company's obligations with respect to the Securities of such series under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option provided in Section 1301 to have this Section 1302 applied to the Outstanding Securities of any Defeasible Series notwithstanding the prior exercise of its option provided in Section 1301 to have Section 1303 applied to the Outstanding Securities of such series.

Section 1303.   Covenant Defeasance.

                 Upon the Company's exercise of the option provided in Section 1301 to have this Section 1303 applied to the Outstanding Securities of any Defeasible Series, (1) the Company shall be released from its obligations under Sections 1005 through 1008, inclusive, and (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Sections 1005 through 1008, inclusive), 501(5) and 501(8) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

Section 1304.   Conditions to Defeasance or Covenant Defeasance.

                 The following shall be the conditions to application of either
Section 1302 or Section 1303 to the Outstanding Securities of any Defeasible
Series:

                 (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof (without consideration of any reinvestment thereof) in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and that shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities of such series on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such series. As used herein, "U.S.
         Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation specified in Clause (x) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

                 (2) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date first set forth hereinabove, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                 (3) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

                 (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                 (5) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 501(6) and (7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

                 (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

                 (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                 (8) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

                 (9) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder.

Section 1305. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions

                 Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1304 in respect of the Securities of any Defeasible Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Securities of such series, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

                 Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to Securities of any Defeasible Series that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance with respect to the Securities of such series.

Section 1306.   Reinstatement.

                 If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Thirteen with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to Securities of such series in accordance with this Article Thirteen; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money so held in trust.

                                ARTICLE FOURTEEN

                       MEETINGS OF HOLDERS OF SECURITIES

Section 1401.   Purposes for Which Meetings May Be Called.

                 If Securities of a series are issuable in whole or in part as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1402.   Call, Notice and Place of Meetings.

                 (a) The Trustee may at any time call a meeting of Holders of Securities of any series issuable as Bearer Securities for any purpose specified in Section 1401, to be held at such time and at such place in the City of Los Angeles, the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                 (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and place in the City of Los Angeles, the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 1403.   Persons Entitled to Vote at Meetings.

                 To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1404.   Quorum; Action.

                 The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

                 Except as limited by the provisos to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the provisos to
Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

                 Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Section 1405.   Determination of Voting Rights; Conduct and Adjournment of
                Meetings.

                 (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or, in the case of Bearer Securities, by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

                 (b) The Trustee shall, by an instrument in writing, appoint a temporary chairperson of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1402(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

                 (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount (or the equivalent in ECU, any other composite currency or a Foreign Currency) of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairperson of the meeting not to be Outstanding. The chairperson of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

                 (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting and the meeting may be held as to adjourned without further notice.

                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            ________________________

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                H. F. AHMANSON & COMPANY

                                By:_____________________________________________

Attest:

__________________________



                                CITIBANK, N.A.



                                By:_____________________________________________


Attest:

__________________________

                                  EXHIBIT A-1

               [FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP BY A
             NON-UNITED STATES PERSON OR BY CERTAIN OTHER PERSONS]

                                  CERTIFICATE

                            H. F. AHMANSON & COMPANY

                   [iNSERT TITLE OR SUFFICIENT DESCRIPTION OF
                          SECURITIES TO BE DELIVERED]

                 Reference is hereby made to the Indenture dated as of April
4, 1995 (the "Indenture") between H. F. Ahmanson & Company, a Delaware corporation, and Citibank, N.A., as trustee (the "Trustee") covering the above-captioned Securities. This is to certify that as of the date hereof, _______________ principal amount of Securities credited to you for our account
(i) is owned by persons that are not United States Persons, as defined below;
(ii) is owned by United States Persons that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(i)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States Persons who acquired the Notes through foreign branches of United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution encloses herewith a certificate in the form of Exhibit A-2 to the Indenture); or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.153-5(c)(2)(i)(D)(7)), which United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Notes for purposes of resale directly or indirectly to a United States Person or to a person within the United States or its possessions.

                 [Insert if certificate does not relate to an interest payment
- - We undertake to advise you by tested telex followed by written confirmation if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Securities in bearer form as to all of such Securities with respect to such of said Securities as then appear in your books as being held for our account.] We understand that this certificate is required in connection with United States tax laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings with respect to the matters covered by this certificate. "United States Person" shall mean a citizen or resident of the United States of America (including the District of Columbia), a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to United States Federal income taxation regardless of the source of its income.

                 [This certificate excepts and does not relate to _______________ principal amount of Securities credited to you for our account and to which we are not now able to make the certification set forth above. We understand that definitive Securities cannot be delivered and interest cannot be paid until we are able to so certify with respect to such principal amount of Securities.]*

Dated:___________________

[To be dated on or after
_____________________ (the
date determined as provided
in the Indenture)]

                                           [Name of Person Entitled to Receive
                                           Bearer Security]

                                           ___________________________________
                                                  (Authorized Signatory)

                                           Name:______________________________

                                           Title:_____________________________





__________________________________

*        Delete if inappropriate

                                  EXHIBIT A-2

            [FORM OF CERTIFICATE OF STATUS AS A FOREIGN BRANCH OF A
                      UNITED STATES FINANCIAL INSTITUTION]

                                  CERTIFICATE

                            H. F. AHMANSON & COMPANY

                   [INSERT TITLE OR SUFFICIENT DESCRIPTION OF
                          SECURITIES TO BE DELIVERED]

                 Reference is hereby made to the Indenture dated as of April 4, 1995, the ("Indenture"), between H. F. Ahmanson & Company and Citibank, N.A., as Trustee, relating to the offering of the above-captioned Securities
(the "Securities"). Unless herein defined, terms used herein have the same meaning as given to them in the Indenture.

                 The undersigned represents that it is a branch located outside the United States of a United States securities clearing organization, bank or other financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) that holds customers' securities in the ordinary course of its trade or business and agrees, and authorizes you to advise the issuer or the issuer's agent, that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder and is not purchasing for resale directly or indirectly to a United States Person or to a person within the United States or its possessions. We undertake to advise you by tested telex followed by written confirmation if the statement in the immediately preceding sentence is not correct on the date of delivery of the above-captioned Securities in bearer form.

                 We understand that this certificate is required in connection with the United States tax laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings with respect to the matters covered by this certificate.

Dated:__________________

[To be dated on or after
___________________ (the
date determined as provided
in the Indenture)]
                                            [Name of Person Entitled to Receive
                                            Bearer Security]

                                            ___________________________________
                                                   (Authorized Signatory)

                                            Name:______________________________

                                            Title:_____________________________

                                   EXHIBIT B

                 [FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
               AND CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF
             ALL OR A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO
                       OBTAIN INTEREST PRIOR TO EXCHANGE]

                                  CERTIFICATE

                            H. F. AHMANSON & COMPANY

                  [INSERT TITLE OF SECURITIES TO BE DELIVERED]

          We refer to that portion, _____________, of the Global Security representing the above-captioned issue [which is herewith submitted to be exchanged for definitive Securities] [for which we are seeking to obtain payment of interest] (the "Submitted Portion"). This is to certify, pursuant to the Indenture dated April 4, 1995 (the "Indenture") between H. F. Ahmanson & Company and Citibank, N.A., as Trustee (the "Trustee), that we have received in writing, by tested telex or by electronic transmission from member organizations with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion a Certificate of Beneficial Ownership by a Non-United States Person or by Certain Other Person, [and, in some cases, a Certificate of Status as a Foreign Branch of a United States Financial Institution, authorizing us to inform the issuer or issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder] substantially in the form of Exhibit A-1 [and A-2] to the Indenture.

          We hereby request that you deliver to the office of __________________ in _______________ definitive Bearer Securities in the denominations on the attached Schedule A.

          We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

Dated:_____________________

                                       [Morgan Guaranty Trust Company of New
                                       York, Brussels Office, as operator of
                                       the Euroclear System]
                                       [Cedel S.A.]


                      By:_________________________________